Trust I

Sub-Item 77Q1(e)
Copies of any new or amended Registrant investment advisory contracts:

Form of Amended Schedule A to the Advisory Agreement (amended as of  February 16, 2012).
Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on February 27, 2012 (Accession Number 0001193125-12-
080968).